Exhibit 2.1

SECOND AMENDMENT TO BUSINESS COMBINATION AGREEMENT

Second Amendment to Business Combination Agreement (this “Amendment”), dated as of September 23, 2026, by and among Crown Reserve Acquisition Corp. I, a Cayman Islands exempted company (“SPAC”), CRAC Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of SPAC (“Merger Sub”), and Carvix, Inc., a Delaware corporation (the “Company,” and together with SPAC and Merger Sub, the “Parties”).

This Amendment is to amend that certain Business Combination Agreement, dated as of March 30, 2026 (as amended by that certain First Amendment to Business Combination Agreement dated as of August 26, 2026, the “Existing BCA”), by and among SPAC, Merger Sub, and the Company. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Existing BCA.

RECITALS

WHEREAS, pursuant to Section 9.05 of the Existing BCA, the Existing BCA may be amended by an instrument in writing signed by each of the Parties; and

WHEREAS, the Parties desire to amend Section 9.01(b) of the Existing BCA to extend the Outside Date as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. AMENDMENT TO THE EXISTING BCA.

(a) Effective as of the date of this Amendment, Section 9.01(b) of the Existing BCA is hereby amended and restated in its entirety as follows:

“(b) by either SPAC or the Company if the Effective Time shall not have occurred on or prior to the later of (i) February 10, 2027 and (ii) the date by which SPAC is required, under the Pre-Domestication Organizational Documents (as the same may be amended from time to time with the approval of SPAC’s shareholders), to consummate a Business Combination (such later date, the “Outside Date”); provided, however, that this Agreement may not be terminated under this Section 9.01(b) by or on behalf of any party that either directly or indirectly through its affiliates is in breach or violation of any representation, warranty, covenant, agreement or obligation contained herein and such breach or violation is the principal cause of the failure of a condition set forth in Article VIII on or prior to the Outside Date;”

2. GENERAL PROVISIONS.

(a) Each reference in the Existing BCA to “this Agreement,” “hereof,” “herein” and “hereunder” and words of similar import referring to the Existing BCA shall mean and be a reference to the Existing BCA as amended by this Amendment. Nothing herein shall be deemed to create new rights or obligations not expressly enumerated in this Amendment. Except as expressly amended hereby, each term and provision of the Existing BCA remains in full force and effect. In the event of a conflict between the terms of this Amendment and the terms of the Existing BCA, the terms of this Amendment shall control.

(b) This Amendment constitutes an amendment to the Existing BCA executed pursuant to Section 9.05 of the Existing BCA. This Amendment may not be amended except by an instrument in writing signed by each of the Parties.

(c) This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware, consistent with Section 10.06 of the Existing BCA.

(d) This Amendment may be executed in one or more counterparts, and by any of the parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by .pdf, .tif, .gif or similar attachment to electronic mail shall be as effective as delivery of a manually executed counterpart to this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

CROWN RESERVE ACQUISITION CORP. I,
a Cayman Islands exempted company

By:	/s/ Prashant Patel
Name:	Prashant Patel
Title:	Chief Executive Officer

CRAC MERGER SUB INC.,
a Delaware corporation

By:	/s/ Prashant Patel
Name:	Prashant Patel
Title:	Chief Executive Officer

CARVIX, INC.,
a Delaware corporation

By:	/s/ Ramin Farahmand
Name:	Ramin Farahmand
Title:	Chief Executive Officer